Exhibit 99-B.9: Opinion and Consent of Counsel
ING LOGO AMERICAS US Legal Services

Michael A. Pignatella Counsel 860-273-0261 Fax: 860-273-3227 PignatellaM@ING-AFS.com

September 16, 2002

Securities and Exchange Commission 450 Fifth Street, N.W. Washington, DC 20549

Attention: Filing Desk

Re:

Northern Life Insurance Company and its Separate Account One
Post-Effective Amendment No. 3 to Registration Statement on Form N-4
Prospectus Title: Advantage CenturySM Annuity
File Nos.: 333-83772 and 811-9002

Dear Sir or Madam:

The undersigned serves as counsel to Northern Life Insurance Company, a Washington life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 3 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Hartford Site 151 Farmington Avenue, TS31 Hartford, CT 06156-8975	ING North America Insurance Company

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella